Exhibit 99.9

FREQUENTLY ASKED QUESTIONS

GENERAL

Why did you decide to merger with Viasystems?

The merger of DDi into Viasystems creates a world-class global company. The complementary match up of market segments, customers and manufacturing capabilities creates positive synergies for both our PCB and Electro-Mechanical Solutions businesses on a global basis. We also believe that the US centric ownership structure is congruent with our goal of becoming the leader in the strategic military and aerospace market.

Why did you decide to do the deal now?

You can never really control or predict the timing. The industry and market conditions seemed to be right. DDi has been performing at a strong level, which has been reflected in our market value. It is a combination of two well performing companies in a stable to positive market environment all of which bodes well for a successful integration of the operations while continuing to serve our customers.

What are the terms of the merger and how was it financed?

Viasystems is acquiring DDi for $13.00 per share, which equates to a total purchase price of approximately $268M net of cash plus DDi debt to be assumed. Viasystems has obtained a firm commitment from Goldman Sachs, Wells Fargo and Stifel Nicolaus to secure funding for the transaction.

How long has this acquisition been in the works?

We have always been considering our long-term strategic growth options, and have reviewed this with our board on a nearly constant basis over these years. Over the years DDi and Viasystems have become familiar with each other, and the industrial logic of the combination became more and more clear. The dialogue around moving this forward developed recently and both companies decided to move quickly to ensure success for our shareholders, customers and employees.

What regulatory approvals are needed for finalization?

As in all transactions, time is required between the announcement of the deal signing and the deal closure. Antitrust approval in the U.S. is a condition to the transaction. And, of course, the acquisition must be approved by DDi stockholders.

Is the offer contingent on Viasystems obtaining any type of debt financing?

No

How many jobs can we expect to be affected at DDi?

The fundamental premise of the combination is not predicated on cost synergies. Having said that, there will be the elimination of duplicative costs such as the board of directors and other public company costs. Beyond that, there may be some minor employee redundancies, but remember, that is not the driving element for the combination

Surely there are some SG&A savings.

Of course – we expect to realize some SG&A savings – but we do not see any significant redundancy at the plant/manufacturing level today. Further, we would expect some savings from duplicative costs on items such as outside legal, audit and other such related items.

Will there be any changes to the leadership of the Company?

Following the close of the transaction, Viasystems’ current Chief Executive Officer, David Sindelar will continue as CEO and the Company will continue be headquartered in St. Louis, Missouri and there will be no changes to Viasystems’ Board of Directors. With that being said, DDi’s Board of Directors will no longer be a part of the Company, and DDi’s Chief Executive Officer, Mikel Williams will eventually transition out of the Company.

How will the transaction affect the sales mix?

The transaction is highly complementary from an end-market perspective and provides a balanced market mix and customer base that gives the combined company a more comprehensive industry foothold and expands the Company’s customer base through complementary market segments. Importantly, it accelerates the Company’s penetration of the Military and Aerospace market, which has been a core focus for the surviving Company over the last 18 – 24 months. From a customer perspective, there is very little overlap. In fact, among the top customers of both companies there are no overlapping customers. So, therefore, the combination will have the desirable effect of significantly diversifying our customer base.

How have key customers reacted?

We have now begun the process of talking to customers, but we fully expect this news to be positively received as we keep our current facilities and capabilities, while also extending our service offering to include the lower cost region, higher volume capabilities that to date we have not really been able to address.

Will you eliminate functions at DDi?

We expect the impact on jobs to be minimal. We do not see any significant redundancy at the plant/manufacturing level. That said, we will continue to review all aspects of both companies to integrate them in a way that makes sense.

Do you expect any issues with integration?

No. Our collectively strong, execution-oriented management teams have a bias for action and we made this deal because Viasystems’ access to high technology volume production in China and Electro-Mechanical Solutions complement DDi’s high technology, quick-turn and prototyping capabilities in North America.

Where do you intend the Company’s headquarters to be located?

The Company headquarters will be where Viasystems’ current headquarters reside, St. Louis, Missouri. While corporate headquarters will be in St. Louis, we will continue to have operations in California, Colorado, Ohio, Toronto, Virginia, as well as in China.

QUESTIONS FROM DDI EMPLOYEES

Why did we take this step?

We are always looking for ways to help strengthen our business and enable our growth, including strategic acquisitions and acquisitions. We have also been exploring ways to accelerate our value proposition. This transaction does that. This move clearly strengthens Viasystems’ position as an industry leader, allows us to offer more to our customers – and brings greater value to our shareholders and ensures sustainable, profitable growth for the company and a more secure future for you.

Will the combined company offer the same employee benefits we are currently receiving?

A review of our employee benefits will occur, as we do each year, with the continued intent to offer our employees as an attractive and affordable benefits package as we can. This has always been DDi’s goal, as with Viasystems, and this will continue to be our collective objective as a combined company.

What kind of regular communication can employees expect as the transition occurs?

Viasystems and DDi pride themselves on communicating with its employees and understand that frequent interaction is important as we move through the transition period to the deal close and beyond. Information will be posted and updated throughout this process on the employee intranet. And, as always, we ask that you continue to reach out to your direct supervisor as we interact with them regularly as well.

DDi’s CUSTOMERS/PARTNERS/SUPPLIERS

How will my business be affected?

We entered into this agreement precisely because of the benefits it will bring to our customers. It strengthens our engineering capabilities in each region of the world to assist you in bringing products to market faster.

Will current contracts remain effective and unchanged?

Yes. There are no plans to change any existing agreements.

Who will be our primary contact going forward?

You can plan on working with the same representatives that your organization is most comfortable interacting with today.

Does the change result in any changes in production schedules, or other logistics?

No, you won’t notice any changes in the quality, appearance or performance of DDi’s products nor its service.

Will the new company demonstrate the same level of commitment to innovation?

Yes. This deal strengthens our engineering capabilities in each region of the world to assist you in bringing products to market faster.

Financial

How long have you been in discussions with Viasystems?

We have been in informal discussions on and off over the years, but specific discussions over the past several weeks.

How would you characterize the negotiations?

Cordial, productive, and, ultimately, successful.

How did you arrive at this price?

We think the price is supported by its value. We believe this merger strengthens the Company’s position as a world-class Company. The complementary match up of market segments, geographies, customers and manufacturing capabilities creates positive synergies for both our PCB businesses on a global basis.

Is there a possibility that another offer for DDi surfaces?

There’s always a possibility.

Is there a break-up fee for this deal? If so, what is it?

Yes. The break-up fee is $9.8 million, under certain circumstances, Viasystems may be entitled to reimbursement of their expenses up to $8.0 million.

What happens to DDi’s management team?

We have agreed on a new management leadership team from Viasystems with DDi’s operations, technical, sales and finance talent. Dave Sindelar will remain CEO.

What cash flow impact do you project?

At this time it is too early in the process to provide any type of projections.

Can you detail the cost-savings you see?

Of course – we expect to realize some SG&A savings. We also expect to eliminate redundant costs (including those of certain senior managers) duplicative outside services, certain sales and commission expenses and operating efficiency savings.

How many jobs are likely to be lost? In what sectors?

We expect the impact on jobs to be minimal. We do not see any significant redundancy at the plant/manufacturing level. That said, we will continue to review all aspects of both companies to integrate them in a way that makes sense.

What is a reasonable forecast for margins?

At this time it is too early in the process to provide any type of projections.

What is your target margin post-acquisition?

At this time it is too early in the process to provide any type of projections.

Forward-Looking Statements:

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of Viasystems and DDi separately and as a combined entity; the timing and consummation of the proposed merger transaction; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems and DDi regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Neither Viasystems nor DDi undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), developments beyond the companies’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Viasystems, Inc. for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission (“SEC”) on February 15, 2012, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of DDi for the year ended December 31, 2011, which was filed with the SEC on February 17, 2012, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website, www.sec.gov.

Additional Information and Where to Find It

DDi Corp. intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed merger with Viasystems Group, Inc.. The definitive proxy statement will be sent or given to the stockholders of DDi and will contain important information about the proposed merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by DDi with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement by contacting DDi by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by telephone at (714) 688-7200.

Participants in the Solicitation

DDi and Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DDi stockholders in connection with the proposed merger. Information about Viasystems’ directors and executive officers is set forth in Viasystems’ proxy statement for its 2012 Annual Meeting of Stockholders filed with the SEC on March 21, 2012 and in its Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 15, 2012. These documents can be obtained free of charge by visiting the SEC’s web site at www.sec.gov, by mailing Viasystems at 101 South Hanley Road, St. Louis, MO 63105, Attention: Investor Relations Department or by visiting Viasystems’ corporate web site at www.Viasystems.com. Information about DDi’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov, and from DDi by telephone at (714) 688-7200, or by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by going to DDi’s annual meeting website atwww.ddiglobal.com/annualmeeting. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that DDi intends to file with the SEC.

U.S. Internal Revenue Service (IRS) Circular 230 Notice: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the U.S. Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.